UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

VAIL RESORTS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-9614 (Commission File Number)	51-0291762 (I.R.S. Employer Identification No.)

137 Benchmark Road Avon, Colorado 81620

(Address of principal executive offices)

Registrant's telephone number, including area code (970) 845-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 29, 2004, Vail Resorts, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it has closed its offering of $390 million 6.75% Senior Subordinated Notes due 2014 in a private offering.

The Company is using the net proceeds of the offering to consummate the cash tender offer (the "Offer") and consent solicitation for any and all of its $360 million outstanding principal amount of its 8.75% Senior Subordinated Notes due 2009. As of 5:00 p.m. January 27, 2004, 96.9% of the 8.75% Senior Subordinated Notes had been tendered, and the Company accepted and paid for all such notes tendered, including the consent payment. The Offer commenced on January 13, 2004, and expires on February 10, 2004.

The Company also announced that it has received the requisite consents to adopt the proposed amendments to the indentures governing the 8.75% Senior Subordinated Notes. Accordingly, the Company and the trustee under the indentures have executed supplemental indentures containing the amendments. The amendments to the indentures are binding upon the holders of the 8.75% Senior Subordinated Notes, including those not tendered into the Offer.

Item 7. Financial Statements and Exhibits.

(a) No financial statements are required to be filed with this report.

(b) No pro-forma financial information is required to be filed with this report.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated January 29, 2004.
99.1	Press release dated January 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2004

VAIL RESORTS, INC.

By: /s/ Jeffrey W. Jones
Name:	Jeffrey W. Jones
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
4.1	Indenture, dated January 29, 2004.	5
99.1	Press release dated January 29, 2004.	133